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                                                                     EXHIBIT 3.9

                               THE STATE OF TEXAS

                               SECRETARY OF STATE


                            CERTIFICATE OF AMENDMENT

                                       FOR

                          IDS FABRICATED SYSTEMS, INC.

                                    FORMERLY

                             M L C ENTERPRISES, INC.
                             CHARTER NUMBER 01365098


           THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF AMENDMENT FOR THE ABOVE NAMED ENTITY HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

           ACCORDINGLY THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF AMENDMENT.


      DATED  JAN.  7, 1999
      EFFECTIVE  JAN. 7, 1999


     Alberto R. Gonzales, Secretary of State